Exhibit 5.1

April 9, 2026

Brazil Potash Corp.

198 Davenport Road

Toronto, Ontario M5R 1J2

Re: Brazil Potash Corp.

Dear Sirs/Mesdames:

We have acted as Canadian counsel to Brazil Potash Corp., an Ontario corporation (the “Corporation”), in connection with the preparation of a Registration Statement on Form F-3 (the “Registration Statement”) under the United States Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to (i) the Corporation’s common shares, no par value per share, having such terms as set out in the articles of incorporation of the Corporation, as amended and as may be further amended from time to time (the “Common Shares”), (ii) preferred shares in the capital of the Corporation, no par value per share, having such terms as set out in articles of amendment of the Corporation to be filed under the Business Corporations Act (Ontario) following the receipt of all necessary approvals of the board of directors and shareholders of the Corporation (“Preferred Shares”), (iii) subscription receipts (“Subscription Receipts”) entitling the holders thereof to receive Common Shares or other securities or combination of securities of the Corporation, (iv) debt securities consisting of senior debt, subordinated debt or debentures (“Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between the Corporation and a trustee to be selected by the Corporation, in the form filed as Exhibit 4.6 or Exhibit 4.8 to the Registration Statement, as such indenture may be supplemented from time to time (the “Indenture”), (v) depositary shares representing interests in fractional Preferred Shares (“Depositary Shares”), (vi) warrants to purchase Common Shares, Preferred Shares, Debt Securities or other securities (“Warrants”), (vii) rights to purchase Common Shares, Preferred Shares, Warrants, Depositary Shares or Debt Securities (“Rights”), (viii) stock purchase contracts to purchase Common Shares or other securities (“Stock Purchase Contracts”), (ix) obligations under stock purchase units, each representing ownership of Stock Purchase Contracts and debt securities, preferred securities, warrants, other securities or debt obligations of third parties, including U.S. treasury securities, securing a holder’s obligation to purchase the securities under such Stock Purchase Contracts (“Stock Purchase Units”), and (x) units issued by the Corporation comprised of any of the foregoing securities listed in (i), (ii), and (iv) through (ix) above (“Units”), or any combination of the foregoing, each on the terms to be determined at the time of each offering, in an aggregate amount not to exceed US$250,000,000. The Common Shares, Preferred Shares, Subscription Receipts, Debt Securities, Depositary Shares, Warrants, Rights, Stock Purchase Contracts, Stock Purchase Units and Units, plus any additional Common Shares, Preferred Shares, Warrants, Rights, Depositary Shares, Stock Purchase Contracts, Stock Purchase Units and Units that may be registered pursuant to any subsequent registration statement that the Corporation may hereafter file with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act in connection with the offering by the Corporation contemplated by the Registration Statement, are collectively referred to herein as the “Securities”. We understand that such Securities may be offered and sold from time to time pursuant to Rule 415 under the Securities Act, at which time it is contemplated that the prospectus included in the Registration Statement will be supplemented by one or more supplements (each, a “Prospectus Supplement”).

Documents Reviewed

For the purposes of this opinion, we have examined and relied on, among other things, the following:

(a)

a certificate of even date herewith of the Chief Executive Officer of the Corporation with respect to certain factual matters, and enclosing copies of, inter alia, the articles of incorporation, as amended, and by-laws of the Corporation and resolutions passed by the directors of the Corporation that relate to the Registration Statement and the actions to be taken in connection therewith (the “Officer’s Certificate”); and

(b)	a certificate of status, dated April 9, 2026, issued by the Ministry of Public and Business Service Delivery (Ontario) in respect of the Corporation (the “Certificate of Status”).

In preparation for the delivery of this opinion letter, we have examined the above-mentioned documents, and we have examined all such other documents and made such other investigations as we consider relevant and necessary in order to give this opinion letter. In particular, we have not reviewed, and express no opinion on, any document that is referred to or incorporated by reference into the documents reviewed by us. As to various questions of fact material to this opinion letter, which we have not independently established, we have examined and relied upon, without independent verification, certificates of public officials and officers of the Corporation including, without limitation, the Certificate of Status and the Officer’s Certificate.

Assumptions

For the purposes of this opinion letter, we have assumed that in connection with any Securities issued under the Registration Statement, (i) the Registration Statement, and any amendments thereto, shall have become effective under the Securities Act and will remain effective at the time of issuance of any Securities thereunder; (ii) a Prospectus Supplement describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Commission, will be timely filed with the Commission; (iii) all required filings relating to, and any approvals for, the Registration Statement, any Prospectus Supplement or any related document, has been made and received prior to the issuance of any such Securities; and (iv) any applicable agreement, including any subscription receipt agreement (a “Subscription Receipt Agreement”), any Indenture, any deposit agreement, any warrant agreement, any rights agreement, any stock purchase contract agreement, any stock purchase unit agreement, any unit agreement, and any underwriting agreement or similar document (collectively, “Applicable Agreements”), has been, or will be prior to the time of the issuance of the applicable Security, duly authorized, executed and delivered by the Corporation and any other party thereto and will be enforceable against each such party thereto, and neither the execution and delivery of any such document by any party thereto nor the performance by any party of its obligations thereunder do, or will, violate or conflict with any applicable laws, any provision of any instrument or agreement then binding upon such party or any of its assets, or the constating documents of such party or any requirement or restriction imposed by any court or government body having jurisdiction over such party. We have assumed that any Applicable Agreement entered into will be governed by the laws of the state of New York, other than any Subscription Receipt Agreement which we have assumed will be governed by the laws of the Province of Ontario, Canada.

With respect to the Securities of a particular series or issuance, we have assumed that (i) the issuance, sale, number or amount, as the case may be, and terms of the Securities to be offered from time to time will be duly authorized and established, in accordance with the constating documents of the Corporation (including, in the case of the Preferred Shares, following the filing of articles of amendment of the Corporation creating the Preferred Shares, which articles of amendment will be duly authorized by the directors of the Corporation and approved by special resolution of the shareholders of the Corporation pursuant to, and filed in accordance with, the Business Corporations Act (Ontario)), a duly passed resolution of the directors of the Corporation relating to the Securities of such particular series or issuance, the laws of the jurisdiction of incorporation of the Corporation, the laws of the jurisdiction governing the Applicable Agreement and any Applicable Agreement; (ii) the Securities will be duly authorized, issued and delivered by the Corporation against payment by the purchaser of the agreed-upon consideration; and (iii) the Securities will be issued and delivered in compliance with applicable United States federal and state securities laws, in the manner contemplated by the Registration Statement and the applicable Prospectus Supplement and in accordance with the terms and conditions of any Applicable Agreement.

For purposes of the opinions set forth below, we have also assumed:

(a)	the legal capacity of all individuals;

(b)

the genuineness of all signatures on, and the authenticity and completeness of, all documents submitted to us as originals, and the conformity to authentic or original documents of all documents submitted to us as certified, conformed, telecopied, photostatic, electronically transmitted copies (including commercial reproductions);

(c)	the identity and capacity of any person acting or purporting to act as a corporate or public official;

(d)	the accuracy and completeness of all information provided to us by public officials or offices of public record;

(e)	the accuracy and completeness of all representations and statements of fact contained in all documents, instruments and certificates (including the Officer’s Certificate);

(f)

each of the parties to the Subscription Receipt Agreement other than the Corporation has all requisite power and authority to enter into, execute, deliver and perform its obligations thereunder and to carry out the transactions contemplated thereby, and the Subscription Receipt Agreement constitutes a legal, valid and binding obligation of each of such parties enforceable against such other parties in accordance with its terms;

(g)	the accuracy and completeness of the minute books and all other corporate records of the Corporation reviewed by us; and

(h)	that the facts stated in the Certificate of Status and the Officer’s Certificate shall continue to be true and correct as at the date of completion of the issuance of any Securities.

We have not undertaken any independent investigation to verify the accuracy of any of the foregoing assumptions.

Qualifications

When our opinion refers to the Common Shares or Preferred Shares to be issued as being “fully paid and non-assessable”, such opinion indicates that the holder of such Common Shares or Preferred Shares, as applicable, cannot be required to contribute any further amounts to the Corporation by virtue of his, her or its status as holder of such Common Shares or Preferred Shares, as applicable, in order to complete payment for the Common Shares or Preferred Shares, as applicable, to satisfy claims of creditors, or otherwise. No opinion is expressed as to the adequacy of any consideration received for such Common Shares or Preferred Shares.

Our opinions set forth below are also qualified as follows:

(a)	the enforceability of the Subscription Receipt Agreement is subject to and may be limited by:

(i)

any applicable bankruptcy, reorganization, arrangement, liquidation, winding-up, insolvency, moratorium or other similar law relating to or affecting creditors’ rights generally and the equitable or statutory power of the courts to stay proceedings before them, to stay the execution of judgments and to grant relief against forfeiture;

(ii)

general principles of equity, including the principle that the granting of equitable remedies such as specific performance and injunction is subject to the discretion exercisable by courts of competent jurisdiction; and

(iii)

the provisions of the Limitations Act, 2002 (Ontario) and we express no opinion as to whether a court may find any provision of any Agreement to be unenforceable on the basis that such provision is an attempt to vary or exclude a limitation period under such Act;

(b)

the enforcement of any rights against the Corporation under the Subscription Receipt Agreement with respect to indemnity or contribution may be limited by applicable law and may or may not be ordered by a court on grounds of public policy and may, therefore, not be available in any particular instance;

(c)	we express no opinion with respect to:

(i)	the effect of any provision of the Subscription Receipt Agreement which purports to allow the severance of invalid, illegal or unenforceable provisions or restrict their effect;

(ii)

the validity, binding nature or enforceability of any provision of the Subscription Receipt Agreement which suggests that modifications, amendments or waivers that are not in writing will not be effective;

(iii)

the enforceability of any provision of the Subscription Receipt Agreement that is inconsistent with the provisions of any other Agreement except where the inconsistency is addressed by a paramountcy clause;

(iv)	any provision which purports to waive all defences which might be available to, or constitute a discharge of the liability of, the Corporation; or

(v)	the effect of any provision of the Subscription Receipt Agreement which purports to bind, affect or benefit any person who is not a party thereto;

(d)

a court in the Province of Ontario may decline to enforce provisions in any document which purport to allow a determination, calculation or certificate of a party thereto as to any matter provided for therein to be final, conclusive or binding upon any other party thereto if such determination is found to be inaccurate on its face or to have been reached or made on any arbitrary or fraudulent basis; and we express no opinion as to compliance with the Personal Information Protection and Electronic Documents Act (Canada) or any other privacy laws.

Laws

We are qualified to practise law only in the Province of Ontario. Our opinion below is limited to the existing laws of the Province of Ontario and the federal laws of Canada applicable therein as of the date of this opinion letter and should not be relied upon, nor are they given, in respect of the laws of any other jurisdiction. In particular, we express no opinion as to United States federal or state securities laws or any other United States federal or state laws, rules or regulations applicable to the Corporation.

Reliance

In rendering our opinion in paragraph 1 below as to the valid existence of the Corporation, we have relied solely on the Certificate of Status.

Opinions

Based and relying upon and subject to the foregoing and the qualifications expressed below, we are of the opinion that:

1.	The Corporation is a corporation existing under the Business Corporations Act (Ontario) and has not been dissolved.

2.

Upon the due authorization by all necessary corporate action on the part of the Corporation of the issuance and delivery of any Common Shares, or upon conversion or exercise of any other Securities that are convertible or exercisable into Common Shares, in each case in accordance with their terms, including receipt by the Corporation of payment in full for the Common Shares, such Common Shares will be validly issued, fully paid and non-assessable shares in the capital of the Corporation.

3.

Upon the due authorization by all necessary corporate action on the part of the Corporation of the issuance and delivery of any Preferred Shares, or upon conversion or exercise of any other Securities that are convertible or exercisable into Preferred Shares, in each case in accordance with their terms, including receipt by the Corporation of payment in full for the Preferred Shares, such Preferred Shares will be validly issued, fully paid and non-assessable shares in the capital of the Corporation.

4.

With respect to the Subscription Receipts to be issued under a Subscription Receipt Agreement, when (a) all necessary corporate action of the Corporation has been taken to approve the execution and delivery of the Subscription Receipt Agreement and the performance of the Corporation’s obligations thereunder, as well as the issuance and terms of such Subscription Receipts, the terms of the offering thereof and related matters, (b) the Subscription Receipt Agreement has been duly authorized, executed and delivered by the Corporation, and (c) certificates representing such Subscription Receipts have been duly executed, issued and delivered in accordance with the terms of the Subscription Receipt Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors, such Subscription Receipts will constitute valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.

We hereby consent to the reference to our firm’s name under the caption “Legal Opinions” in the prospectus included in the Registration Statement, and the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion letter is furnished to and for the sole benefit of the Corporation in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose. No opinion is expressed as to the contents of the Registration Statement, other than the opinions expressly set forth herein relating to the Common Shares and Preferred Shares.

This opinion letter is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any obligation or duty to update this opinion letter after the date hereof to reflect, or to advise you of, any changes in applicable laws or other circumstances stated or assumed herein, and express no opinion as to the effect of any subsequent course of dealing or conduct between the parties referred to herein.

Yours truly,

(signed) “Wildeboer Dellelce LLP”